UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 25, 2006
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
          On October 25, 2006, A. Schulman, Inc. (the “Company”) entered into an agreement (the “Agreement”) with a group of investors led by Barington Capital Group, L.P. (such entities, collectively, the “Barington Group”) that will avoid a proxy contest for the election of directors at the Company’s 2006 annual meeting of stockholders. A copy of the joint press release announcing the Agreement is attached as Exhibit 99.1 hereto.
          The following is a brief description of the terms of the Agreement, which description is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 99.2 hereto and incorporated by reference herein.
          In addition to withdrawing its notice of its intent to nominate persons for election as directors at the 2006 annual meeting, the Barington Group has agreed to dismiss a lawsuit against the Company in Delaware seeking to enforce its rights as a stockholder to inspect and copy certain books, records and documents of the Company, and to abide by certain standstill provisions until the Company’s 2007 annual meeting.
          The Board of Directors has agreed to nominate James S. Marlen, Ernest J. Novak, Jr. (each current directors of the Company), Howard R. Curd and Michael A. McManus, Jr. on the Board’s slate of nominees for election as Class II directors of the Company at the 2006 annual meeting for a three-year term ending at the Company’s 2009 annual meeting. The size of the Board of Directors will remain at 12 directors.
          Further provisions of the Agreement include requirements for the Company to:
•	Establish a special committee of the Board of Directors (consisting of David G. Birney, John B. Yasinsky and James A. Mitarotonda) to supervise and oversee the creation and/or completion of a detailed operating budget and business plan to improve the Company’s operations and profitability; and

•	Redeem any rights issued to the Company’s stockholders under its Rights Agreement, dated as of January 26, 2006, between the Company and National City Bank, as Rights Agent (the “Rights Agreement”), and cause the Rights Agreement to be terminated and of no further force or effect, on or prior to the 2006 annual meeting.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 26, 2006.

99.2	Agreement by and among the Company and the Barington Group, dated October 25, 2006.

Signature
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ Paul F. DeSantis
Paul F. DeSantis
Chief Financial Officer, Vice President and Treasurer

Date: October 26, 2006